UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2026

INMUNE BIO INC.
(Exact name of registrant as specified in charter)

Nevada	001-38793	47-5205835
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

225 NE Mizner Blvd., Suite 640, Boca Raton, Florida 33432

(Address of Principal Executive Offices) (Zip Code)

(561) 710-0512

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per shares	INMB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2026, the Board of Directors (the “Board”) of INmune Bio, Inc. (the “Company”) approved to increase the number of directors and to set the number of directors serving on the Board at seven, and, pursuant to the Company’s by-Laws, appointed R. Duane Clark II and James Sapirstein to serve as directors of the Company until the next annual election and until their successors are duly elected and qualified. The Board also appointed Mr. Clark and Mr. Sapirstein to serve as members of the Nominating and Corporate Governance Committee of the Board.

Mr. Clark, age 63, brings more than 40 years of global pharmaceutical and biotechnology leadership, with particular depth in rare diseases, immunology and specialty-product commercialization. He currently serves as General Manager, U.S. Rare Diseases at Sanofi, where he leads a multi-billion-dollar business spanning seven rare-disease brands with full profit-and-loss responsibility. His experience includes multiple product launches, market-access strategy, M&A integration, and leadership across sales, marketing, medical and commercial operations. Earlier in his career, he led Sanofi’s U.K. and Ireland multiple sclerosis business and held commercial and business-development roles at CTI Clinical Trial & Consulting Services, Encysive Pharmaceuticals, Astellas Pharma, Ortho Biotech and Marion Laboratories. Mr. Clark received a B.A. in Business and Marketing from University of Kentucky.

Mr. Sapirstein, age 65, brings more than 40 years of biopharmaceutical leadership spanning business development, licensing, commercialization, capital formation and public-company operating experience. He has led six global commercial product launches and participated in more than 20 additional launches. Mr. Sapirstein is currently the Chief Executive Officer of Cocrystal Pharma, Inc. (Nasdaq: COCP) and the Chief Executive Officer and Chairman of 8 Prime Biosciences, a private company. Prior to that, from October 2019 to February 2025, Mr. Sapirstein as Chief Executive Officer and Chairman of Entero Therapeutics, Inc. (Nasdaq: ENTO) (now known as GridAI Technologies Corp., Nasdaq:GRDX) and as a consultant from February 2025 to March 2026. His career includes senior roles at Gilead Sciences, Bristol Myers Squibb, Hoffmann-La Roche, Eli Lilly and Serono Laboratories. Mr. Sapirstein currently also serves as the Executive Chairman of Onconetix, Inc. (Nasdaq: ONCO) and as a director of ZyVersa Therapeutics, Inc (OTC Pink: ZVSA). He also founded and led Tobira Therapeutics which was later acquired by Allergan and has extensive experience structuring strategic transactions and guiding biotechnology companies through growth, restructuring and value-creating exits. Mr. Sapirstein received a B.S. in Pharmacy from Rutgers University and his MBA from Fairleigh Dickinson University.

The Board has determined that Mr. Clark and Mr. Sapirstein are both independent directors within the meaning of Nasdaq Listing Rule 5605. Mr. Clark qualifies to serve on the Board because of his extensive experience and leadership in the global pharmaceutical and biotechnology industries, with particular depth in rare diseases, immunology and specialty-product commercialization. Mr. Sapirstein qualifies to serve on the Board because of his extensive experience and leadership in the biopharmaceutical industry, which includes business development, licensing, commercialization, capital formation and public-company operating experience.

Mr. Clark and Mr. Sapirstein do not have a family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Clark and Mr. Sapirstein and any other persons pursuant to which they were selected as directors, and there are no transactions in which they have an interest requiring disclosure under Item 404(a) of Regulation S-K.

In consideration for their service as members of the Board, Mr. Clark and Mr. Sapirstein shall each receive, upon approval by the Compensation Committee of the Company, an option to purchase 100,000 shares of the Company’s common stock under the Third Amended and Restated INmune Bio Inc. 2021 Stock Incentive Plan. The initial grant will vest in 36 equal monthly installments beginning one month after the grant date, so that the initial grant is fully vested on the third anniversary of the grant date, in each case subject to their continued service on the Board on each applicable vesting date. In addition to the initial grant, Mr. Clark and Mr. Sapirstein shall each receive: (i) an annual cash retainer of $50,000 for their service as directors, payable quarterly in arrears and pro-rated for any partial quarter of service, and (ii) reimbursement for reasonable and documented out-of-pocket expenses related to their service as members of the Board. In connection with their appointment, the Company will enter into its standard form of indemnification agreement with Mr. Clark and Mr. Sapirstein.

Item 8.01 Other Events

On September 14, 2026, the Company issued a press release (the “Release”) announcing Mr. Clark’s and Mr. Sapirstein’s appointment to the Board. A copy of the Release is being furnished as Exhibit 99.1 to this Current Report on Form 8-K. Exhibits 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial statements and Exhibits

(d) Exhibits.

99.1	Press Release dated September 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INMUNE BIO INC.

Date: September 14, 2026	By:	/s/ David Moss
	Name:	David Moss
	Title:	Chief Executive Officer

3